UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: December 05, 2014

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Bay Street, Suite 2330 Brookfield Place, P.O. Box 848 Toronto, Ontario, Canada, M5J 2T3
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 888-749-4916

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation and Appointment of Chief Executive Officer

On October 21, 2014, R. Geoffrey Browne determined not to stand for re-election to the Board of Directors of Liberty Silver Corp., a Nevada corporation (the “Company”).  On December 5, 2014, Mr. Browne formally resigned from the role of Chief Executive Officer and President.  On December 5, 2014, the Board of Directors of the Company approved the appointment of Manish Z. Kshatriya as the interim Chief Executive Officer and President of the Company.  In addition, Mr. Kshatriya will continue to serve as the Chief Financial Officer and Secretary of the Company.  Mr. Browne’s resignation was not due to any disagreement with the Company.

Mr. Kshatriya currently serves as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, and Director.  He has over 15 years of progressive experience in corporate finance, accounting, taxation and auditing obtained in public accounting practice and industry.  Mr. Kshatriya’s extensive capital markets experience includes: the formation and development of mineral resource exploration companies from inception to initial public offerings; the formation and offerings of flow-through limited partnerships; mergers and acquisition activity; and proxy contests.  From January 2006 until October 2011, Mr. Kshatriya worked for Augen Capital Corp., a Toronto based, Canadian listed mining merchant bank where he served as both the Director of Finance, and most recently the Chief Financial Officer.  As the Director of Finance and Chief Financial Officer, Mr. Kshatriya was responsible for the management and oversight of all financial matters for Augen Capital Corp., its subsidiaries, and its flow-through limited Partnerships and mutual fund investment products.  Mr. Kshatriya has also served as Chief Financial Officer or senior financial executive for various other private and publicly listed companies in the mineral resource sector.  Mr. Kshatriya earned his Bachelors degree in Administrative Studies, with Honours in Accounting and Finance, from York University in Toronto, CA.  He is a Chartered Professional Accountant (Chartered Accountant) and a member of the Institute of Chartered Professional Accountants of Ontario.  He is also a Certified Public Accountant in the United States and a member of the Colorado State Board of Accountancy.

Pursuant to an employment agreement between the Company and Mr. Kshatriya, dated January 16, 2012, Mr. Kshatriya is currently entitled to a base annual salary of $130,000.  In the event that Mr. Kshatriya’s employment is terminated by the Company other than for (i) cause; (ii) death; or (iii) inability to discharge employment duties by reason of illness, disease, mental or physical disability or otherwise, Mr. Kshatriya shall be entitled to payment in a lump sum of his base salary earned up to the date of termination plus an amount equal to the sum of: (i) the value of any unused vacation leave; (ii) any unpaid amounts to which Mr. Kshatriya is entitled to a bonus for the fiscal year immediately preceding the fiscal year in which the termination occurs; (iii) an amount equal to the average bonus paid to Mr. Kshatriya in the fiscal years of the Company (up to a maximum of three) immediately preceding the fiscal year in which the termination occurs, pro-rated for the length of service during the fiscal year in which the termination occurs; and (iv) an amount equal to Mr. Kshatriya’s base salary at the time of the termination for a period equal to the sum of (A) one year and (B) one month for every full year of service, up to a maximum of two years.

Additionally, in January of 2012 Mr. Kshatriya was granted stock options to purchase up to a total of 450,000 shares the Company’s common stock at an exercise price of $1.00 per share.  The options are subject to the following vesting schedule: (i) 150,000 options vest six months after January 16, 2012; (ii) 150,000 options vest one and a half years after January 16, 2012; and (iii) 150,000 options vest two and one half years after January 16, 2012.  The 450,000 common stock options were cancelled.  On April 8, 2014, the Company granted Mr. Kshatriya stock options to acquire up to 1,000,000 shares of common stock of the Company at a price of $0.10 per share.  The options are subject to the following vesting schedule: (i) 333,334 options vest at grant date, April 8, 2014; (ii) 333,333 options vest one years after April 8, 2014; and (iii) 333,3333 options vest two years after April 8, 2014.

The foregoing description of the employment agreement between the Company and Mr. Kshatriya is qualified in its entirety by reference to the employment agreement which was filed as Exhibit 10.21 to the Company’s Form 10-K for the fiscal year ended June 30, 2014, and is herein incorporated by reference.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On December 5, 2014, the Company held its 2014 Annual Meeting of Stockholders. There were 151,988,965 shares represented in person or proxy at the meeting, constituting approximately 82% of the total number of issued and outstanding shares.

At the meeting, the stockholders: (i) elected all of the Company’s nominated directors, (ii) approved and ratified the appointment of MNP, LLC, Chartered Professional Accountants as the Company’s independent registered accounting firm for the fiscal year ending June 30, 2015, and (iii) approved a consolidation (or reverse stock split) of the Company’s issued and outstanding common shares on a one (1) new for 15 old basis.

The final voting results for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1: Election of Directors

The following five individuals were elected to the Board of Directors of the Company to serve as directors until the 2015 Annual Meeting of Shareholders or until their successors have been duly elected and qualified:

Nominees	Votes Cast For	Votes Cast Against	Withheld
Election of Timothy N. Unwin	142,475,589	0	5,576,560
Election of W. Thomas Hodgson	143,475,889	0	4,576,260
Election of James J. Sbrolla	143,476,058	0	4,576,091

Election of Eric R. Klein	143,501,058	0	4,551,091
Election of Manish Z. Kshatriya	142,434,589	0	5,617,560

Proposal 2: Approval and Ratification of the Appointment of MNP, LLC, Chartered Professional Accountants as the Company’s Independent Registered Public Accounting Firm

The appointment of MNP, LLC, Chartered Professional Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015, was approved and ratified.  There were 148,791,091 votes for the appointment, 0 votes withheld and 6,654,710 votes against.

Proposal 3: Ratification of a consolidation (or reverse stock split) of the Company’s issued and outstanding common shares on a one (1) new for 15 old basis

A consolidation (or reverse stock split) of the Company’s issued and outstanding common share on a one (1) new for 15 old basis was approved and ratified. There were 145,334,255 votes for the appointment, 0 votes withheld and 6,654,710 votes against.

ITEM 8.01 OTHER EVENTS

The Registrant issued the press release, filed as Exhibit 99.1 herewith, on December 5, 2014.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description of Document
99.1	Press Release of the Registrant dated December 5, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP.

By:  /s/ Manish Z. Kshatriya

President and Chief Executive Officer

Date: December 10, 2014